Exhibit 32.1
CERTIFICATIONS OF CHIEF EXECUTIVE OFFICER
PURSUANT TO 18 U.S.C. SECTION 1350, AS ADOPTED PURSUANT TO
SECTION 906 OF THE SARBANES-OXLEY ACT OF 2002
I, Alexis V. Lukianov, Chairman and Chief Executive Officer of the Company, certify, pursuant to 18 U.S.C. Section 1350, as adopted pursuant to Section 906 of the Sarbanes-Oxley Act of 2002, that to my knowledge:
          1. Amendment No. 1 on Form 10-K/A to the Annual Report on Form 10-K for the annual period ended December 31, 2009, as filed with the Securities and Exchange Commission (the Annual Report) fully complies with the requirements of Section 13(a) or 15(d) of the Securities Exchange Act of 1934; and
          2. That information contained in the Annual Report fairly presents, in all material respects, the financial condition and results of operations of the Company.
Date: May 25, 2010
/s/ Alexis V. Lukianov
Alexis V. Lukianov
Chairman and Chief Executive Officer